                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement              [   ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                          ONLY (AS PERMITTED BY RULE 14-a-6(E)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                               USX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               USX CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2). of Schedule 14A.

[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

        1)     Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

        2)     Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

        4)     Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

        5)     Total fee paid:

              ------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.


[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)     Amount Previously Paid:

              ------------------------------------------------------------------

        2)     Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

        3)     Filing Party:

              ------------------------------------------------------------------

        4)     Date Filed:

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

                                USX CORPORATION
                                       USX-MARATHON GROUP COMMON STOCK
                                       USX-U.S. STEEL GROUP COMMON STOCK
                                       USX-DELHI GROUP COMMON STOCK

           [LOGO]               NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                                AND PROXY STATEMENT

                                Tuesday, April 25, 1995
                                10:00 A.M., Central Daylight Saving Time

                                Grand Ballroom
                                The Harvey Hotel Downtown
                                400 N. Olive Street
                                Dallas, Texas

                                -----------------------------------------------------------------
                                TABLE OF CONTENTS

                                                                                             Page
                                Notice of Annual Meeting of Stockholders..................      3
                                Proxy Statement...........................................      3
                                  The Board of Directors..................................      4
                                  Proposals of the Board--
                                    Proposal No. 1--Election of Directors.................      5
                                      Nominees for Director...............................      6
                                      Continuing Directors................................      7
                                    Proposal No. 2--Election of Independent Accountants...      9
                                  Security Ownership......................................     10
                                  Executive Compensation and Other Information............     12
                                -----------------------------------------------------------------

                                Please Mark, Sign and Return Your Proxy Promptly

USX Corporation                                                                   Charles A. Corry
600 Grant Street                                                                  Chairman, Board of Directors
Pittsburgh, PA 15219-4776                                                         & Chief Executive Officer

                                 March 10, 1995

To the Stockholders:

The 1995 annual meeting of stockholders (the "Meeting") will be held in the Grand Ballroom of The Harvey Hotel Downtown (formerly the Southland Center Hotel), 400 N. Olive St., Dallas, Texas, on Tuesday, April 25 at 10:00 A.M., Central Daylight Saving Time.

The election of directors and independent accountants will take place at the Meeting. This year we will elect five Class II directors whose terms will expire at the 1998 annual meeting. The proxy statement contains information with respect to the nominees as well as the other directors who continue in office. All of the nominees except one have previously been elected by the stockholders.

We hope you will be represented at the Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you expect to be present in person. The directors of USX Corporation appreciate the cooperation of stockholders in directing proxies to vote at the Meeting.

If you plan to be present in person, please let us know in accordance with the instructions accompanying the proxy card, and we will send you an attendance card which will expedite your admission to the Meeting.

                                             Sincerely,

USX CORPORATION
600 Grant Street, Pittsburgh, PA 15219-4776

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ON APRIL 25, 1995

    The annual meeting of the stockholders of USX Corporation (the "Meeting") will be held in the Grand Ballroom of The Harvey Hotel Downtown (formerly the Southland Center Hotel), 400 N. Olive Street, Dallas, Texas on Tuesday, April 25, 1995 at 10:00 A.M., Central Daylight Saving Time, for the following purposes:

    To elect five Class II directors.

    To elect independent accountants for 1995.

    To transact such other business as may properly come before the Meeting.

    Holders of record of each of the classes of USX's common stock on the books of USX Corporation at the close of business on February 24, 1995 are entitled to vote at the Meeting.

                                             By order of the Board of Directors,
                                                       DAN D. SANDMAN,
                                                                      Secretary
Dated, March 10, 1995

                            ------------------------

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of USX Corporation ("USX") for use at the 1995 annual meeting of stockholders (the "Meeting") to be held on April 25, 1995 in the Grand Ballroom of The Harvey Hotel Downtown, 400 N. Olive Street, Dallas Texas. The enclosed proxy is for the use of holders of record of USX-Marathon Group Common Stock ("Marathon Stock"), USX-U.S. Steel Group Common Stock ("Steel Stock") and USX-Delhi Group Common Stock ("Delhi Stock") at the close of business on February 24, 1995. The proxy is a means by which stockholders may authorize the voting of their shares at the Meeting. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by a proxy. Shares represented by proxies received will be voted as specified by the stockholder. Except as otherwise specified in the proxy, shares will be voted for the election of the nominees for director named herein and for the election of Price Waterhouse LLP as independent accountants for 1995. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of USX or by voting in person at the Meeting. All classes of common stock will vote together as a single class on all matters presented for consideration at the Meeting. Directors are elected by a plurality, and independent accountants by a majority, of the votes of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any other voting matter. They are, however, counted in determining the presence of a quorum.

    The Board has adopted a policy on confidential voting with respect to proxies. The policy, which will be applicable to voting in connection with the Meeting, provides stockholders confidentiality in voting. Accordingly, all executed proxy cards and ballots which identify stockholders are held permanently confidential, except (i) as necessary to meet any applicable legal requirements, (ii) in limited circumstances, such as contested proxy solicitations, and (iii) to allow inspectors of election to tabulate and certify the vote. The tabulators, who are currently employees of USX, and the inspectors of election, who are not employees of USX, are required to execute appropriate confidentiality agreements.

    The Board knows of no business that will be presented for consideration at the Meeting other than the matters described in this proxy statement. If any other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    As of the close of business on February 24, 1995, there were outstanding 287,185,912 shares of Marathon Stock, 76,206,339 shares of Steel Stock and 9,437,891 shares of Delhi Stock. At the Meeting each share of Marathon Stock will be entitled to one vote and each share of Steel Stock and Delhi Stock will be entitled to 2.102 votes and 0.576 votes, respectively, with respect to matters to be voted upon by all classes of common stock voting as a single class. The number of votes each share of Steel Stock and Delhi Stock is entitled to cast has been calculated using a formula based on time-weighted average ratios of the market value of one share of Steel Stock and Delhi Stock, as the case may be, to one share of Marathon Stock over the 20 business day period ending on February 16, 1995, as provided in USX's Certificate of Incorporation. Shares of preferred stock are not entitled to vote at the Meeting. This proxy statement was first mailed to the stockholders of USX on or about March 10, 1995.

                             THE BOARD OF DIRECTORS

    The business of USX is under the general direction of the Board as provided by the By-Laws of USX and the laws of Delaware, the state of incorporation. There are five principal committees of the Board: the Audit, Compensation, Organization and Public Policy Committees and the Committee on Financial Policy.

    THE AUDIT COMMITTEE has oversight responsibility for ensuring the integrity of the financial reports of USX, determining that the administrative, operational and internal accounting controls are reviewed periodically to assure that USX is operating in accordance with prescribed procedures and codes of conduct and providing direction to the internal audit staff and the independent accountants. In carrying out its responsibilities, the Audit Committee makes recommendations to the Board regarding the independent accountants to be nominated for election by the stockholders and reviews the independence of such accountants, approves the scope of the annual audit activities of the independent accountants and USX's internal auditors, approves the audit fee payable to the independent accountants and reviews audit results. It also has been assigned the responsibility of reviewing matters pertaining to potentially divergent interests, if any, among the three classes of common stock, the policies and practices of USX with respect to the three business groups, the allocation of charges and credits among the three business groups and the discharge by the Board of its fiduciary duties to the common stockholders in the context of the three separate classes of stock. In addition, the Audit Committee reviews and approves the Form 10-K Annual Report filed with the Securities and Exchange Commission (the "Commission"). Mr. Armstrong, Dr. Brown and Messrs. Marshall, McGillicuddy, Schofield, Snow and Yearley are members of the Audit Committee, and Mr. Armstrong is Chairman.

    THE COMPENSATION COMMITTEE is responsible for making recommendations to the Board on all matters of policy and procedures relating to compensation of executive management, for approving the salaries of officers (other than the officer-directors, whose salaries are approved by the Board) and for administration of the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. The Committee also approves grants of options, stock appreciation rights and restricted stock under, and administers, USX's 1990 Stock Plan. The Committee is authorized to adopt and amend, on behalf of USX, employee benefit plans, to review the activities of United States Steel and Carnegie Pension Fund as administrator of certain benefit plans and to make recommendations to the Board concerning policy matters relating to employee benefits. Its members are Messrs. Geier, Lee, Lego, McGillicuddy and Schofield, and Mr. McGillicuddy is Chairman.

    THE ORGANIZATION COMMITTEE makes recommendations to the Board concerning the number of directors and candidates for election as directors, the membership of committees of the Board and general executive management organization matters. The Organization Committee, in recommending candidates for election as directors, among other considerations, studies from time to time the composition of the Board and endeavors to locate candidates for Board membership whose backgrounds indicate that they have broad knowledge and experience in business and society in general. The Organization Committee also considers nominees recommended by stockholders for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of USX for presentation to the Organization Committee. Messrs. Armstrong, Geier, Lego, Richman, Schofield and Yearley are members of the Organization Committee, and Mr. Geier is Chairman.

    THE PUBLIC POLICY COMMITTEE reviews and makes recommendations to the Board concerning corporate policy in connection with community and governmental relations, codes of conduct, environmental and equal opportunity matters, charitable, cultural and educational contributions and other broad social, political and public issues. Mr. Armstrong, Dr. Brown and Messrs. Geier, Lee, Lego, Marshall, McGillicuddy, Richman and Snow are members of the Public Policy Committee, and Mr. Lego is Chairman.

    THE COMMITTEE ON FINANCIAL POLICY makes recommendations to the Board concerning dividends and matters of financial import, receives reports on various financial matters and has authority to approve certain borrowings by USX. Its members are Dr. Brown and Messrs. Hernandez, Lee, Marshall, Richman, Snow and Yearley, and Mr. Hernandez is Chairman.

    The Board of Directors met 11 times in 1994. The Audit Committee met five times in 1994, the Compensation Committee six times, the Organization Committee six times, the Public Policy Committee three times and the Committee on Financial Policy four times. The directors spend considerable time in preparing for meetings of the Board and the committees on which they serve. They attend as many of the meetings as possible. During 1994, attendance of the directors averaged 90%.

                           COMPENSATION OF DIRECTORS

    Directors who are officers or employees of USX or of its subsidiaries receive no fees or remuneration, as such, for service as a member of the Board or any Board committee. The By-Laws of USX provide that each director who is not such an officer or employee shall receive such allowances and attendance fees as the Board may from time to time determine. The Board has determined that non-employee directors shall each receive annual retainers of $28,000, each Chairman of a Board committee an additional $6,000 and other members of a Board committee an additional $5,000 each, plus a fee of $1,600 for each Board or committee meeting attended. The USX Corporation Non-Employee Director Retirement Benefit Program provides to directors (other than employee-directors or former employee-directors) who complete five years of service and who (1) retire pursuant to the retirement policy, or (2) retire for health or other reasons beyond their control or (3) die prior to retirement, a total benefit equal to the annual retainer in effect as of the date of retirement times the number of full years' service as a member of the Board. In the event of the death of a director, any unpaid amount will be paid to the surviving spouse of the director, or the director's estate if there is no surviving spouse. Benefits under the Plan may be paid in quarterly installments for the number of years of service as a director or, at the election of the director prior to retirement, in a lump sum equal to the present value of the total benefit payable. Payments due the surviving spouse or estate of a deceased director shall be paid in a lump sum equal to the present value of the unpaid benefit owing at the time of the director's death. The USX Corporation Non-Employee Director Stock Plan provides that USX will supplement the fees paid to each non-employee director with a grant of shares of each class of common stock of USX equal to that number of shares of such class purchased in the open market by the director up to a maximum of 500 shares of such class. In order to qualify for such grants, non-employee directors must have purchased shares during the 60 days following the date of their initial election to the Board.

    The retirement policy for members of the Board provides that each non-employee director may continue to serve until the end of the month in which age 70 is attained and that each officer-director may continue to serve until retirement as an employee, except that the chief executive officer may continue to serve after such retirement if the Board requests that such chief executive officer do so, provided that under no circumstances shall the chief executive officer serve after the month in which such chief executive officer attains age
70. The policy requires retirement notwithstanding that the director's term expires at a later date. Mr. Geier will attain age 70 this year.

                             PROPOSALS OF THE BOARD

    The following proposals are expected to be presented to the Meeting by the Board.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    USX's Certificate of Incorporation provides that the directors shall be divided into three classes: Class I, Class II and Class III, each class to consist, as nearly as may be possible, of one-third of the whole number of the Board. At each annual meeting the directors elected to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election, and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

    The Board has set the number of directors at fifteen, pursuant to the provisions of the By-Laws. The current five Class II directors are nominees for election this year for a three-year term expiring at the 1998 annual meeting. All of the nominees (except Mr. Marshall, who was elected by the directors effective June 1, 1994) and all of the continuing Class I and Class III directors (except Mr. Schofield, who was elected by the directors effective June 1, 1994 and Mr. Snow, who was elected by the directors effective March 1, 1995) have previously been elected by the stockholders. Of the fifteen present directors, four are current officers of USX, eight have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university professor before entering business, one had a career as a distinguished chemist before becoming an educator and one has a distinguished career in education in addition to service as a member of the President's Cabinet. A brief statement of the background of each nominee and each continuing director is given on the following pages. If any nominee shall be unable to serve, proxies may be voted for another person designated by the Board.

    To be eligible for election as directors, persons nominated other than by the Board must be nominated in accordance with the procedures set forth in the By-Laws which require that notice be received by the Secretary at least 60 days, but not more than 90 days, prior to the date of the Meeting containing certain information regarding the person or persons to be nominated and the stockholder giving such notice.

               NOMINEES FOR CLASS II DIRECTOR--TERM EXPIRES 1998
- --------------------------------------------------------------------------------
                    VICTOR G. BEGHINI        Director since 1990         Age: 60
                    VICE CHAIRMAN-MARATHON GROUP, USX CORPORATION. Mr. Beghini graduated from Pennsylvania State University with a BS degree in petroleum engineering. He joined Marathon in 1956 and served in various positions throughout the United States until being elected vice president, supply & transportation in early 1978 and a director of Marathon later that year. He was elected president of Marathon Petroleum Company in January 1984, senior vice president, domestic exploration and production for Marathon Oil Company in 1985 and senior vice president, worldwide production in 1986. Mr. Beghini was elected president of Marathon Oil Company and a member of the USX corporate policy committee in 1987. He was elected vice chairman-energy and a director of USX in June 1990 and vice chairman-Marathon Group in May 1991. He is a director of Baker Hughes Inc. and the American Petroleum

                    Institute; and a member of the National Petroleum Council.
- --------------------------------------------------------------------------------
                    JAMES A. D. GEIER        Director since 1984         Age: 69
                    CHAIRMAN, EXECUTIVE COMMITTEE, CINCINNATI MILACRON INC. (A MANUFACTURER AND SUPPLIER OF PROCESS EQUIPMENT, SYSTEMS AND RELATED EQUIPMENT). Mr. Geier attended Williams College and served in the Army Air Corps prior to joining Cincinnati Milacron in 1951. He was elected a vice president in 1964 and was elected a director in 1966. In 1969 he became executive vice president and in 1970 he was elected president and chief executive officer. He was elected chairman of the board in 1982, retiring effective December
                    31, 1990. Mr. Geier is a director of Clark Equipment
                    Company, BDM Holdings, Inc. and The Cincinnati Gear Co.; a trustee of Rensselaer Polytechnic Institute and of the University of Cincinnati Foundation; and president of The Children's Home of Cincinnati.

- --------------------------------------------------------------------------------
                    CHARLES R. LEE           Director since 1991         Age: 55
                    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GTE CORPORATION (TELECOMMUNICATIONS, LIGHTING AND PRECISION MATERIALS). Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA from the Harvard Graduate School of Business. He served in various financial and management positions before becoming senior vice president-finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983 he joined GTE as senior vice president of finance and in 1986 was named senior vice president of finance and planning. He was elected president, chief operating officer and director in January 1989 and elected to his present position in May
                    1992. Mr. Lee is a director of The Procter & Gamble Company, the Stamford Hospital Foundation, the New American Schools Development Corporation, United Technologies Corporation and Contel Cellular, Inc. He is a member of the Business Roundtable, The Conference Board and the New American Realities Committee of the National Planning Association.
                    He is also a member of the Board of Directors of the Association of the Harvard Business School and trustee of Cornell University.
- --------------------------------------------------------------------------------
                    RAY MARSHALL             Director since 1994         Age: 66
                    PROFESSOR, UNIVERSITY OF TEXAS. Dr. Marshall graduated from Millsaps College in 1949 with a BA degree and received an MA in Economics from the Louisiana State University in 1950 and a PhD in economics from the University of California at Berkeley in 1954. From 1962 to 1967, Dr. Marshall was a professor of economics at the University of Texas at Austin. He was chairman of the department of economics and held the chair of Alumni Professor of Economics at the University of Kentucky from 1967 to 1969. He returned to the University of Texas as chairman of the department of economics and director of the Center for the Study of Human Resources in 1969. In 1977 Dr. Marshall became the U.S. Secretary of
                    Labor under the Carter administration. Dr. Marshall
                    currently holds the Audre and Bernard Rapoport Centennial Chair in Economics and Public Affairs at the University of Texas at Austin.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                    THOMAS J. USHER          Director since 1991         Age: 52
                    PRESIDENT & CHIEF OPERATING OFFICER, USX CORPORATION. Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a PhD in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's South and Gary Works. He was elected executive vice president-heavy products in 1986, president-U.S. Steel Group and director of USX in 1991 and president & chief operating officer of USX in 1994. He is a director of PNC Bank, N.A., Transtar, Inc., the
                    International Iron and Steel Institute and the U.S.-Japan Business Council, Inc.; Chairman of the American Iron and Steel Institute; Chairman of the Board of the Japan America Society of Pennsylvania; Director and Chairman of the U.S.-Korea Business Council; a member of the Board of
                    Trustees of the University of Pittsburgh and the Board of
                    the Extra Mile Education Foundation.
- --------------------------------------------------------------------------------

               CONTINUING CLASS III DIRECTORS--TERM EXPIRES 1996
- --------------------------------------------------------------------------------
                    JEANETTE G. BROWN        Director since 1993         Age: 66
                    DISTINGUISHED VISITING PROFESSOR AND DIRECTOR OF RESEARCH ENHANCEMENT, OHIO UNIVERSITY. Dr. Brown graduated from Ohio University in 1950 with a BS degree and received an MS degree from Western Reserve University in 1958. She holds three D.Sc.'s (Honorary) from Ohio University, Clarkson University and Wilson College and a D.Engr. (Honorary) from Michigan Technological University. Dr. Brown completed the Executive Management School, University of California, Berkeley. From 1950 to 1988 she was employed by BP America (formerly The Standard Oil Company) in various research positions. She retired as director of corporate research, environmental and analytical sciences. She is a director of AGA Gas, Inc., The BF Goodrich Company and Diatrac Holdings, Inc. Dr. Brown is a trustee of the Ohio University
                    Foundation, the Edison Biotechnology Center in Cleveland,
                    Ohio and is chair of the Board of Trustees of The Cleveland Scholarship Program, Inc. She was appointed by the National Research Council/National Academy of Sciences to serve on the Board on Assessment of the National Institute of
                    Standards and Technology. She serves on the White House
                    Joint High Level Advisory Panel on US/Japan Science and Technology Agreements.
- --------------------------------------------------------------------------------
                    CHARLES A. CORRY         Director since 1988         Age: 63
                    CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER, USX CORPORATION. Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law School in 1959, after serving in the U.S. Air Force. He joined USX in 1959, holding various finance and accounting positions prior to being named vice president-corporate planning in 1979. Mr. Corry was elected senior vice president and comptroller in 1982 and president of the U.S. Diversified Group of USX in 1987. He was elected president of USX in 1988 and elected chairman of the board and chief executive officer in 1989.
                    Mr. Corry is a director of Mellon Bank Corporation,
                    Transtar, Inc. and the National Association of
                    Manufacturers; a member of The Business Council; Co-Chairman of The Business Roundtable; and a trustee of Carnegie Mellon University.
- --------------------------------------------------------------------------------
                    PAUL E. LEGO             Director since 1988         Age: 64
                    RETIRED CHAIRMAN, WESTINGHOUSE ELECTRIC CORPORATION (A DIVERSIFIED GLOBAL TECHNOLOGY-BASED CORPORATION). Mr. Lego graduated from the University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a vice president in 1979, executive vice president in 1980 and senior executive vice president, corporate resources in 1985. In 1988 Mr. Lego was elected a director and president and chief operating officer of Westinghouse and chairman and chief executive officer in 1990. Mr. Lego retired in January 1993. He is a director of Consolidated Natural Gas Company, Lincoln Electric Company, PNC Bank Realty Holding Company and Commonwealth Aluminum Corporation; a trustee of the University of Pittsburgh; and
                    a member of The Business Council and the board of
                    overseers of the New Jersey Institute of Technology.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                    SETH E. SCHOFIELD         Director since 1994        Age: 55
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER, USAIR GROUP AND USAIR, INC. (A MAJOR AIRLINE COMPANY). Mr. Schofield graduated from the Harvard Business School Program for Management
                    Development in 1975. He served in various corporate staff positions since joining USAir in 1957 and became executive vice president-operations in 1981. Mr. Schofield served as president and chief operating officer from 1990 until 1991.
                    He was elected president and chief executive officer in 1991 and became chairman of the boards of USAir Group and USAir, Inc. in 1992. Mr. Schofield is a director of the Erie Insurance Group and PNC Bank, N.A.; board member of the Pennsylvania Business Roundtable and a trustee of the University of Pittsburgh and Westminster College.

- --------------------------------------------------------------------------------
                    DOUGLAS C. YEARLEY        Director since 1992        Age: 59
                    CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, PHELPS
                    DODGE CORPORATION (A MAJOR INTERNATIONAL MINING AND MANUFACTURING CONCERN). Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps
                    Dodge in 1960 as director of research. He held several key positions before being elected executive vice president and a director in 1987. Mr. Yearley was elected chairman and
                    chief executive officer in 1989 and president in 1991. He is a director of Lockheed Corporation, J.P. Morgan & Co., Inc., and Morgan Guaranty Trust Company of New York; a member of the Policy Committee of The Business Roundtable; chairman of the International Copper Association; a vice chairman of the American Mining Congress; director of the Copper Development Association; member of The Business Council; and trustee of the Phoenix Art Museum.
- --------------------------------------------------------------------------------

                CONTINUING CLASS I DIRECTORS--TERM EXPIRES 1997
- --------------------------------------------------------------------------------
                    NEIL A. ARMSTRONG         Director since 1984        Age: 64
                    CHAIRMAN, AIL SYSTEMS INC. (DEFENSE ELECTRONICS COMPANY).
                    Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. In 1982 he became chairman of CTA, Inc. and retired from that position in 1992. He has served as chairman of AIL Systems Inc. since June 1989. He is a director of CINergy Corp., Cincinnati Milacron Inc., Eaton Corporation, RMI Titanium Company and Thiokol Corporation. He is a member of the National Academy of Engineering and the Engineering Visiting Committee, Purdue University.

- --------------------------------------------------------------------------------
                    ROBERT M. HERNANDEZ       Director since 1991        Age: 50
                    VICE CHAIRMAN & CHIEF FINANCIAL OFFICER, USX CORPORATION.
                    Mr. Hernandez graduated from the University of Pittsburgh
                    with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania. He joined
                    USX in 1968 and held various finance and accounting
                    positions until 1980 when he was appointed assistant
                    corporate comptroller. He was elected vice president and treasurer in 1984 and senior vice president and comptroller in 1987. In 1989, he was appointed president of the U.S. Diversified Group and in 1990 elected senior vice president-finance & treasurer. He was elected director and executive vice president-accounting & finance & chief financial officer in 1991 and vice chairman & chief financial officer in 1994. Mr. Hernandez is a director and chairman of RMI Titanium Company; a director of Marinette Marine Corporation, ACE Limited, Pittsburgh Baseball Club, Allegheny Health, Education and Research Foundation,
                    Allegheny General Hospital and the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                    JOHN F. MCGILLICUDDY       Director since 1984       Age: 64
                    RETIRED CHAIRMAN OF THE BOARD, CHEMICAL BANKING CORPORATION (BANK HOLDING COMPANY). Mr. McGillicuddy graduated from Princeton University in 1952 and received an LLB degree from Harvard Law School in 1955. He joined Manufacturers Hanover Trust Company in 1958, became vice president in 1962, senior vice president in 1966 and executive vice president and assistant to the chairman in 1969. In 1970 he was elected vice chairman and a director of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company and
                    became president of both in 1971. Mr. McGillicuddy was named chairman and chief executive officer of the companies in
                    1979. Following the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation on January 1, 1992, Mr. McGillicuddy became chairman of the board and chief executive officer of the new Chemical Banking Corporation and retired in January 1994. He is a director of Chemical Banking Corporation, The Continental Corporation,
                    UAL Corporation, Kelso & Co. and Empire Blue Cross and Blue Shield. He is a member of The Business Council and a trustee emeritus of Princeton University.
- --------------------------------------------------------------------------------
                    JOHN M. RICHMAN          Director since 1985         Age: 67
                    COUNSEL FOR WACHTELL, LIPTON, ROSEN & KATZ (LAW FIRM). Mr. Richman is a graduate of Yale University and Harvard Law School. He joined the Kraft, Inc. law department in 1954 and became general counsel of the Sealtest Foods Division in
                    1963. He was named general counsel of the corporation in
                    1970, senior vice president in 1973 and was elected deputy chairman and a director in 1979. In 1979 he became chairman and chief executive officer. In 1980 he was elected chairman of Dart & Kraft, Inc. which was renamed Kraft, Inc. in 1986. In 1988, following the merger of Kraft, Inc. and Philip
                    Morris Companies Inc., he was elected a director and vice chairman of the board of Philip Morris Companies Inc. He ceased being a vice chairman of the board in 1989 and a director in 1994. He is a director of BankAmerica
                    Corporation and Bank of America NT&SA, R. R. Donnelley &
                    Sons Company and the Evanston Hospital Corporation; a
                    trustee of Northwestern University and the Johnson
                    Foundation; chairman of the board of trustees of the
                    Chicago Symphony Orchestra; and a member of The Business Council.
- --------------------------------------------------------------------------------
                    JOHN W. SNOW      Director since March 1, 1995       Age: 55
                    CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CSX CORPORATION (A MAJOR TRANSPORTATION COMPANY). Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the University of Virginia and earned a law degree from George Washington University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the U.S. Department of Transportation and the National Highway Traffic Safety Administration, Mr. Snow joined CSX in 1977 as vice-president--government affairs for Chessie System Inc. After a number of other senior management assignments, he was elected president and chief operating officer of CSX in 1988, president and chief executive officer in 1989 and chairman, president and chief executive officer in 1991. Mr. Snow is a director of NationsBank Corp., Bassett Furniture Industries Inc., Dominion Resources Inc. and Textron Inc.
                    He is also a director of the Association of American Railroads; a member of the Board of Trustees of The Johns Hopkins University; and chairman of the Business Roundtable.
- --------------------------------------------------------------------------------

              PROPOSAL NO. 2--ELECTION OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP ("Price Waterhouse") has served as independent accountants of USX for many years. It is believed that the knowledge of USX's business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of Price Waterhouse assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the audit area. Representatives of Price Waterhouse are expected to be present at the Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    For the year 1994, Price Waterhouse performed professional services principally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group, the U.S. Steel Group, the Delhi Group, certain subsidiaries and certain pension and other employee benefit plans; review of quarterly reports and review of filings with the Securities and Exchange Commission and other agencies.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table furnishes information concerning all persons known to USX to beneficially own 5% or more of any class of the voting stock of USX as of December 31, 1994, except as otherwise noted:

                                         Name and Address                        Amount and Nature        Percent
   Title of Class                      of Beneficial Owner                    of Beneficial Ownership     of Class
   --------------                      -------------------                    -----------------------     --------
Marathon Stock         Wellington Management Company                                 31,969,980(1)          11.13(1)
                       75 State Street
                       Boston, MA 02109

                       Includes:
                       Vanguard/Windsor Fund, Inc.                                   24,027,200(2)           8.37(2)
                       P.O. Box 2600
                       Valley Forge, PA 19482

Steel Stock            Norwest Corporation and its                                    3,977,209(3)            5.2(3)
                       subsidiaries: Norwest Colorado, Inc.
                       and Norwest Bank Colorado,
                       National Association
                       Norwest Center
                       Sixth and Marquette
                       Minneapolis, MN 55479-1026

Steel Stock            Lazard Freres & Co.                                            4,132,550(4)            5.4(4)
                       One Rockefeller Plaza
                       New York, NY 10020

Delhi Stock            First Pacific Advisors, Inc.                                     845,500(5)            9.0(5)
                       11400 West Olympic Boulevard
                       Suite 1200
                       Los Angeles, CA 90064

Delhi Stock            Government of                                                    472,900(6)           5.22(6)
                       Singapore Investment
                       Corporation Pte Ltd
                       250 North Bridge Road
                       #33-00
                       Raffles City Tower
                       Singapore

                       Includes:
                       Government of Singapore                                          343,300(7)           3.79(7)
                       Monetary Authority of Singapore                                  129,600(7)           1.43(7)

- ---------

(1) Based on Schedule 13G dated February 5, 1995 which indicates that Wellington Management Company had sole voting power over no shares, shared voting power over 3,335,060 shares, sole dispositive power over no shares and shared dispositive power over 31,969,980 shares. Included in the shares reported are 24,027,200 shares with respect to which Vanguard/Windsor Fund, Inc. is also deemed to be a beneficial owner. See footnote (2).

(2) Based on Schedule 13G dated February 10, 1995 which indicates that Vanguard/Windsor Fund, Inc. had sole voting power over 24,027,200 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over 24,027,200 shares. Wellington Management Company is also deemed to be a beneficial owner of these shares. See footnote (1).

(3) Based on Schedule 13G dated January 31, 1995 which indicates that Norwest Corporation had sole voting power over 3,749,244 shares, shared voting power over 19,685 shares, sole dispositive power over 3,976,047 shares and shared dispositive power over 930 shares; that Norwest Colorado, Inc. had sole voting power over 3,687,629 shares, shared voting power over 19,585 shares, sole dispositive power over 3,914,668 shares and shared dispositive power over 750 shares; and that Norwest Bank Colorado, National Association had sole voting power over 3,687,513 shares, shared voting power over 18,060 shares, sole dispositive power over 3,913,853 shares and shared dispositive power over no shares.

(4) Based on Schedule 13G dated February 14, 1995 which indicates that Lazard Freres & Co. had sole voting power over 3,435,600 shares, shared voting power over no shares, sole dispositive power over 4,131,950 shares and shared dispositive power over no shares.

                                                Footnotes continued on next page

                                       10

(5) Based on Schedule 13G dated February 13, 1995 which indicates that First Pacific Advisors, Inc. had sole voting power over no shares, shared voting power over 815,500 shares, sole dispositive power over no shares and shared dispositive power over 845,500 shares.

(6) Based on Schedule 13D dated November 11, 1993 which indicates that the Government of Singapore Investment Corporation Pte Ltd had sole voting power over no shares, shared voting power over 472,900 shares, sole dispositive power over no shares and shared dispositive power over 472,900 shares. The Government of Singapore (343,300 shares) and the Monetary Authority of Singapore (129,600 shares) are also deemed to be beneficial owners of the shares. See footnote (7).

(7) Based on Schedule 13D dated November 11, 1993 which indicates that the Government of Singapore and the Monetary Authority of Singapore had sole voting power over no shares, shared voting power over 343,300 shares and 129,600 shares, respectively, sole dispositive power over no shares and shared dispositive power over 343,300 shares and 129,600 shares, respectively. The Government of Singapore Investment Corporation Pte Ltd is also deemed to be a beneficial owner of these shares. See footnote (6).


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the number of shares of each class of USX common stock beneficially owned, as of January 31, 1995, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of January 31, 1995, any equity security of USX other than common stock.

                                                                           Marathon        Steel        Delhi
                                                                             Stock         Stock        Stock
                                                                           --------        -----        -----
Name                                                                        Shares        Shares       Shares
- ----                                                                        ------        ------       ------
Neil A. Armstrong.......................................................       1,500          300        1,000
Victor G. Beghini(1)(2).................................................     439,243       28,514       11,704
Jeanette G. Brown.......................................................       1,000        1,000        1,000
Charles A. Corry(1)(2)..................................................     703,444       94,073       11,000
J. Louis Frank(1)(2)....................................................     202,443        7,200        2,000
James A. D. Geier.......................................................       1,400          280        1,000
Robert M. Hernandez(1)(2)(3)............................................     237,741       30,580       22,845
Charles R. Lee..........................................................       2,000        1,200        1,000
Paul E. Lego............................................................       1,500          300        1,000
Ray Marshall............................................................       1,005        1,003        1,000
John F. McGillicuddy....................................................       2,000          400        1,000
John M. Richman.........................................................       1,700          340        1,000
Seth E. Schofield.......................................................       1,009        1,006        1,000
John W. Snow............................................................        N.A.(5)      N.A.(5)      N.A.(5)
Thomas J. Usher(1)(2)...................................................      84,353      112,159        6,000
Douglas C. Yearley......................................................       1,000        1,000        1,000
All Directors and Executive Officers
  as a group (40 persons)(2)(4).........................................   2,586,747      541,664      187,794

- ---------

(1) Includes shares held under the USX Savings Fund Plan, the Marathon Thrift Plan, the Delhi Thrift Plan, the USX Dividend Reinvestment Plans and the 1990 Stock Plan.

(2) Includes shares which may be acquired upon exercise of outstanding options as follows: Mr. Corry: Marathon Stock 635,000, Steel Stock 80,000, Delhi Stock 10,000; Mr. Beghini: Marathon Stock 344,000, Steel Stock 15,000, Delhi Stock 6,000; Mr. Usher: Marathon Stock 73,500, Steel Stock 100,000, Delhi Stock 6,000; Mr. Hernandez: Marathon Stock 201,200, Steel Stock 25,000, Delhi Stock 8,000; Mr. Frank: Marathon Stock 178,000, Steel Stock 5,000, Delhi Stock 2,000; and all directors and executive officers as a group:
    Marathon Stock 2,120,950, Steel Stock 436,760 and Delhi Stock 135,700.

(3) As of January 31, 1995 United States Steel and Carnegie Pension Fund, trustee of USX's Pension Plan, owned 2,086,780 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of six members of the Investment Committee of the trustee. The Board of Directors of the trustee has by formal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims beneficial ownership of such stock.

(4) Total shares beneficially owned in all cases constitute less than one percent of the outstanding shares of each class.

(5) Not applicable. Mr. Snow's membership on the Board was not effective until March 1, 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth certain information concerning the compensation awarded to, earned by or paid to the chief executive officer and the other four most highly compensated executive officers of USX for services rendered in all capacities during 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term Compensation(4)
                                               Annual Compensation                       -------------------------
                              ------------------------------------------------------      Restricted
                                                                          Other             Stock                     All Other
       Name and                                     Salary and Bonus     Annual            Award(s)      Options    Compensation
  Principal Position    Year  Salary($)  Bonus($)       Total($)     Compensation($)        ($)(1)     SARs(#)(2)      ($)(3)
  ------------------    ----  ---------  --------       --------     ---------------        ------     ----------      ------
C. A. Corry............ 1994   977,500   1,200,000      2,177,500         8,052             80,106       200,000        81,336
 Chairman & Chief
 Executive Officer      1993   946,667    750,000       1,696,667         7,571                  0       200,000        71,089
                        1992   903,750    215,000       1,118,750         4,464                  0        80,000        63,261

V. G. Beghini.......... 1994   634,167    475,000       1,109,167             0              8,544        58,000        66,425
 Vice Chairman--
 Marathon Group         1993   584,167    335,000         919,167             0                  0        93,000        54,900
 and President--
 Marathon Oil           1992   534,167    164,000         698,167             0                  0        40,000        41,765
 Company

T. J. Usher............ 1994   528,500    500,000       1,028,500         5,805             75,195        58,000        49,916
 President & Chief
 Operating Officer(5)   1993   485,000    385,000         870,000         7,759             37,797        73,000        41,629
                        1992   425,000          0         425,000         5,169                  0        50,000        29,234

R. M. Hernandez........ 1994   429,167    450,000         879,167         4,621             24,025        49,000        36,940
 Vice Chairman & Chief
 Financial Officer(5)   1993   375,000    325,000         700,000         2,547                  0        74,000        29,615
                        1992   316,667    100,000         416,667         1,402             71,812        40,000        19,854

J. L. Frank............ 1994   321,000    268,000         589,000             0              2,550        18,000        35,340
 Executive Vice
 President--            1993   308,500    200,000         508,500             0                  0        29,000        30,435
 Refining, Marketing
 & Transportation,      1992   292,667     81,000         373,667             0                  0        16,000        22,370
 Marathon Oil Company

- ---------

(1) Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 1994, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report on page 16).

                                                                                          Unvested Restricted Shares
                                                        Vesting Schedule                      Aggregate Holdings
                                              ------------------------------------    ----------------------------------
                                                                            May                             Value as of
                                                              Class of      1995      Class of              December 31,
                                              Date Granted     Stock      (Shares)     Stock      Shares      1994($)
                                              ------------     -----      --------     -----      ------      -------
    C. A. Corry............................       N/A            --         --        Marathon    17,062        282,589
                                                                                      Steel       4,088         145,380
                                                                                                            ------------
                                                                                                  Total         427,969
    V. G. Beghini..........................       N/A            --         --        Marathon    9,900         163,969
                                                                                      Steel       1,880          66,858
                                                                                                            ------------
                                                                                                  Total         230,827
    T. J. Usher............................   May 25, 1993    Marathon         75     Marathon    1,462          24,214
                                                              Steel           225     Steel       4,937         175,572
                                                                                                            ------------
                                                                                                  Total         199,786
                                              May 31, 1994    Marathon        500
                                                              Steel         1,500
    R. M. Hernandez........................   May 31, 1994    Marathon        675     Marathon    5,052          83,674
                                                              Steel           225     Steel       1,240          44,098
                                                                                                            ------------
                                                                                                  Total         127,772
    J. L. Frank............................       N/A         --               --     Marathon    3,750          62,109
                                                                                      Steel         660          23,471
                                                                                                            ------------
                                                                                                  Total          85,580

                                                Footnotes continued on next page

                                       12

- ---------

(2) All option shares listed were granted with tandem stock appreciation rights ("SARs").

(3) This column includes amounts contributed or accrued under the USX Savings Fund Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 1994 are $45,633 $66,425, $24,685, $20,041, and
    $35,340 for Messrs. Corry, Beghini, Usher, Hernandez and Frank, respectively. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 1994, these amounts are $35,703, $25,231 and $16,899 for Messrs. Corry, Usher, and Hernandez, respectively.

(4) Restricted stock and stock options/SAR shares granted by class of stock are as follows:

                                                                             Class of       Restricted       Stock Option/
                                                                               Stock         Stock($)          SAR Shares
                                                                               -----         --------          ----------
    C. A. Corry................................................   1994       Marathon           47,804          130,000
                                                                             Steel              32,302           65,000
                                                                             Delhi                   0            5,000
                                                                  1993       Marathon                0          180,000
                                                                             Steel                   0           15,000
                                                                             Delhi                   0            5,000
                                                                  1992       Marathon                0           60,000
                                                                             Steel                   0           20,000
    V. G. Beghini..............................................   1994       Marathon            5,100           50,000
                                                                             Steel               3,444            5,000
                                                                             Delhi                   0            3,000
                                                                  1993       Marathon                0           80,000
                                                                             Steel                   0           10,000
                                                                             Delhi                   0            3,000
                                                                  1992       Marathon                0           30,000
                                                                             Steel                   0           10,000
    T. J. Usher................................................   1994       Marathon           10,625            5,000
                                                                             Steel              64,570           50,000
                                                                             Delhi                   0            3,000
                                                                  1993       Marathon            4,656           20,000
                                                                             Steel              33,141           50,000
                                                                             Delhi                   0            3,000
                                                                  1992       Marathon                0           12,500
                                                                             Steel                   0           37,500
    R. M. Hernandez............................................   1994       Marathon           14,348           30,000
                                                                             Steel               9,677           15,000
                                                                             Delhi                   0            4,000
                                                                  1993       Marathon                0           60,000
                                                                             Steel                   0           10,000
                                                                             Delhi                   0            4,000
                                                                  1992       Marathon           52,734           30,000
                                                                             Steel              19,078           10,000
    J. L. Frank................................................   1994       Marathon            2,550           15,000
                                                                             Steel                   0            2,000
                                                                             Delhi                   0            1,000
                                                                  1993       Marathon                0           25,000
                                                                             Steel                   0            3,000
                                                                             Delhi                   0            1,000
                                                                  1992       Marathon                0           16,000
                                                                             Steel                   0                0

(5) Title effective December 1, 1994. Prior to that date, Mr. Usher was President--U.S. Steel Group and Mr. Hernandez was Executive Vice President-Accounting & Finance & Chief Financial Officer.

                             1994 OPTION/SAR GRANTS

    The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 1994 to each executive officer named in the Summary Compensation Table under the USX 1990 Stock Plan:

                                                                                               Potential Realizable Value
                                                                                               at Assumed Annual Rates of
                                                                                                Stock Price Appreciation
                                                                                                  for Option Term($)(3)
                                                                                               --------------------------
        Name or Group         Class of    No. of     % of Total   Exercise   Expiration    0%         5%             10%
        -------------          Stock     Options/   Options/SARs  or Base       Date       --         --             ---
                               -----       SARs      Granted to    Price        ----
                                        Granted(1)   Employees      per
                                        ----------    in 1994     Share($)
                                                      -------     --------
C. A. Corry.................. Marathon    130,000(2)     23.6     17.0000    May 31, 2004   0   $    1,389,856  $    3,522,168
                              Steel        65,000(2)     18.4     34.4375    May 31, 2004   0        1,407,744       3,567,493
                              Delhi         5,000(2)      6.5     15.4375    May 31, 2004   0           48,543         123,017
V. G. Beghini................ Marathon     50,000(2)      9.1     17.0000    May 31, 2004   0          534,560       1,354,680
                              Steel         5,000(2)      1.4     34.4375    May 31, 2004   0          108,288         274,423
                              Delhi         3,000(2)      3.9     15.4375    May 31, 2004   0           29,126          73,810
T. J. Usher.................. Marathon      5,000(2)      0.9     17.0000    May 31, 2004   0           53,456         135,468
                              Steel        50,000(2)     14.1     34.4375    May 31, 2004   0        1,082,880       2,744,225
                              Delhi         3,000(2)      3.9     15.4375    May 31, 2004   0           29,126          73,810
R. M. Hernandez.............. Marathon     30,000(2)      5.4     17.0000    May 31, 2004   0          320,736         812,808
                              Steel        15,000(2)      4.2     34.4375    May 31, 2004   0          324,864         823,268
                              Delhi         4,000(2)      5.2     15.4375    May 31, 2004   0           38,834          98,414
J. L. Frank.................. Marathon     15,000(2)      2.7     17.0000    May 31, 2004   0          160,368         406,404
                              Steel         2,000(2)      0.6     34.4375    May 31, 2004   0           43,315         109,769
                              Delhi         1,000(2)      1.3     15.4375    May 31, 2004   0            9,709          24,603
All Stockholders............. Marathon        N/A         N/A       N/A          N/A        0    3,070,362,065   7,780,900,334
                              Steel           N/A         N/A       N/A          N/A        0    1,645,322,912   4,169,562,896
                              Delhi           N/A         N/A       N/A          N/A        0       91,628,709     232,204,207
All Optionees................ Marathon    551,550      100.0      17.0000   May 31, 2004    0        5,896,731      14,943,475
                              Steel       353,550      100.0      34.4375   May 31, 2004    0        7,657,044      19,404,415
                              Delhi        76,800      100.0      15.4375   May 31, 2004    0          745,620       1,889,541
All Optionees' Gain as....... Marathon        N/A        N/A        N/A          N/A        0             0.19            0.19
  % of All Stockholders'      Steel           N/A        N/A        N/A          N/A        0             0.47            0.47
  Gain                        Delhi           N/A        N/A        N/A          N/A        0             0.81            0.81

- ---------

(1) All options listed are currently exercisable.

(2) Options granted with tandem SARs, which have the same date of exercisability as the underlying option. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day window period defined in Rule 16b-3 of the Securities and Exchange Commission, the Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Marathon Stock, the Steel Stock or the Delhi Stock. USX did not use an alternative formula for a grant date valuation, as USX is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 1994 and the number of outstanding shares as of December 31, 1994.

                      OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 1994 together with the total number of options and SARs outstanding at December 31, 1994 and the value of such options:

                      AGGREGATED 1994 OPTION/SAR EXERCISES
                    AND DECEMBER 31, 1994 OPTION/SAR VALUES

                                                                                                 Total Value
                                                                                               of Unexercised
                                                                                                In-The-Money
                                              No. of        Total Value         No. of         Options/SARs at
                                              Shares         Realized         Unexercised       December 31,
                                            Underlying        for All       Options/SARs at       1994 for
                                           Options/SARs     Classes of       December 31,        All Classes
                  Name                     Exercised(1)     Stock($)(1)         1994(1)        of Stock($)(1)
                  ----                     ------------     -----------         -------        --------------
C. A. Corry.............................           0                0           725,000             73,125
V. G. Beghini...........................           0                0           365,000              5,625
T. J. Usher.............................           0                0           179,500             56,250
R. M. Hernandez.........................           0                0           234,200             16,875
J. L. Frank.............................           0                0           185,000              2,250

- ---------

    Note: All options listed above were granted with tandem SARs and are currently exercisable.

(1) Figures by class of stock are as follows:

                                                                 No. of                           No. of
                                                                 Shares                         Unexercised
                                                               Underlying                     Options/SARs at
                                                  Class of    Options/SARs       Value         December 31,
                                                   Stock       Exercised      Realized($)          1994
                                                   -----       ---------      -----------          ----
    C. A. Corry................................   Marathon            0                0          635,000
                                                  Steel               0                0           80,000
                                                  Delhi               0                0           10,000
    V. G. Beghini..............................   Marathon            0                0          344,000
                                                  Steel               0                0           15,000
                                                  Delhi               0                0            6,000
    T. J. Usher................................   Marathon            0                0           73,500
                                                  Steel               0                0          100,000
                                                  Delhi               0                0            6,000
    R. M. Hernandez............................   Marathon            0                0          201,200
                                                  Steel               0                0           25,000
                                                  Delhi               0                0            8,000
    J. L. Frank................................   Marathon            0                0          178,000
                                                  Steel               0                0            5,000
                                                  Delhi               0                0            2,000

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Compensation programs for USX's executives are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. The principal elements of executive compensation are salaries, short-term incentive (bonus) awards and long-term incentive awards, which are currently made to executives in the form of stock options, with tandem stock appreciation rights, and restricted stock.

    The Compensation Committee is involved in decision making with respect to all executive compensation matters, either making recommendations to the USX or a subsidiary company board or acting on its own, whichever is appropriate. The Committee administers the Senior Executive Officer Annual Incentive Compensation Plan, which was adopted in 1994 and was intended to meet the requirements of the new tax legislation for awards made under the Plan, and the USX Annual Incentive Compensation Plan, as well as the Corporation's plan under which long-term incentives are granted--the 1990 Stock Plan.

    Each executive management salary is subjectively administered within a salary range with a midpoint that is externally competitive and internally equitable. The midpoint is externally competitive in the respect that it is near the average midpoint for comparable positions at companies of similar size and complexity, and it is internally equitable in the sense that it reflects the ranking of the position in comparison with other positions in the same organization. The data used in setting each position's midpoint are obtained from surveys coordinated by independent consultants, with each business line having its own source of relevant data. Ultimately, an executive's salary level reflects a variety of factors, including time in position and experience, with the Committee giving such weight to each factor as it considers appropriate. While the overall decision making is subjective, performance is probably given the highest weight in determining salary increases. Thus, an executive's salary reflects, first, the relative "value" of the position, as measured both externally and internally, such factors as time in the position and experience, and, finally, the sustained level of performance. Under the current salary administration philosophy, once an executive's salary has reached the midpoint for the position, increases rarely exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. At this level, short-and long-term incentive opportunities provide the primary basis for any significant increases in compensation. The results of the Committee's considerations described above are reflected in the salaries shown for the officers named in the Summary Compensation Table, which are generally below the midpoints for their positions.

    Short-term incentives are targeted to provide award opportunities near the average of those for other industrial companies. The Senior Executive Officer Annual Incentive Compensation Plan provides for awards based on pre-established performance measures specifically related to the responsibilities of Plan participants. No portion of an award related to achievement of a specific performance measure may be paid unless performance reaches the minimum, or threshold, level for that measure. While performance measures vary across the Corporation, payments for 1994 were based on performance that was at or above threshold levels for profit from operations for both the U.S. Steel and Marathon Groups, steel shipments, production of liquid hydrocarbons, production of natural gas, refined product sales and refined product margins. Awards for 1994, including those shown in the Table, reflect these results. The Compensation Committee certified in writing prior to payment of the awards for the year 1994 that the pre-established, applicable performance measures required under the Plan were satisfied. Consistent with the terms of the Plan and in accordance with revised proposed Treasury Department regulations, the Compensation Committee has determined that the maximum dollar amount of compensation that can be paid to any Participant under the Plan for any year is $1,420,000. The Compensation Committee has amended the definition of Participants under the Plan to include an employee serving in the position of USX Corporation Chief Operating Officer.

    Executives who do not participate in the Senior Executive Officer Annual Incentive Compensation Plan participate in the USX or Marathon Annual Incentive Compensation Plans. The primary basis for award determination under these Plans is the degree of achievement of pre-established objectives, including profit from operations and cash flow, as measured for incentive compensation purposes, as well as individual objectives. Consideration is also given to directional changes over the previous year's performance. Awards are subjective, since the Committee gives such weight to the various factors as it deems appropriate.

    Opportunities for payouts from long-term incentive compensation provide the most direct link to total shareholder return. Under the 1990 Stock Plan, the Committee may grant stock options, stock appreciation rights and/or restricted stock. The Committee makes stock option grants that are subjectively determined to be reasonable and in line with other compensation. The number of shares granted generally reflects the optionee's level of responsibility, and the classes of stock granted reflect the specific group(s) to which the optionee's responsibilities relate. Grants are normally made once a year. If the Committee determines that such action is desirable, it may vary the typical grant pattern, such as by making an additional grant or by varying the size of grant or the class of stock granted. For example, in 1992, the year USX-Delhi Group common stock was first issued, a special grant of Delhi stock was made to Delhi employees.

    The Committee subjectively establishes an annual target level of restricted stock shares for each executive based on the same factors as are used for granting stock options. Shares are vested on the basis of performance. The initial grant was made in 1990, to cover the five-year period ending with 1994, and subsequent grants have been made only to permit vesting at the target level for the number of years remaining in the period. The Committee determined that 1994 grants should be at a level to permit each executive to earn 125% of target for the final year of the period, 1994. Any of the current restricted stock shares remaining after vesting decisions have been made for the year 1994 will be forfeited. The Committee's vesting decisions for restricted stock are based on peer-group performance comparisons with relevant businesses. Performance factors compared for all three of the operating groups include pretax profit from operations as a percent of sales and as a percent of capital employed; after-tax profit from operations as a percent of capital employed; operating cash flow as a percent of capital employed; and net operating cash flow as a percent of capital employed. In addition, the comparison for the Marathon Group includes oil and gas reserve replacement ratio; for the U.S. Steel Group, operating profit per ton; and for the Delhi Group, total systems throughput. Vesting of restricted stock for corporate officers is based on composite results for the three operating groups.

    As a means of monitoring USX's executive compensation programs, the Committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U.S. Steel and Marathon Groups with the same elements for similar positions at comparable companies. The June 1994 comparison of 1993 data revealed that the USX salaries, individually, were not significantly different from the average, and, as a group, were very near the average. As might be expected, some USX bonuses were higher and some lower than the average bonuses for other companies, reflecting varying levels of performance. Long-term incentive payouts varied widely among companies. The comparison did indicate, however, that USX's salary and incentive programs provide opportunities to receive competitive levels of compensation.

    With respect to the compensation comparisons discussed herein, the Compensation Committee believes that the companies with whom the Corporation competes for employees at its headquarters and business units are not necessarily the same companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index and those oil, steel and gas companies deemed most comparable to the Corporation's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business, size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the shareholder return performance presentation.

    The compensation of the CEO reflects the same elements, and the Committee considers the factors described above in determining the CEO's total compensation. In addition, the CEO's leadership and effectiveness in dealing with major Corporate problems and opportunities are considered. The change in the CEO's total compensation from 1993 to 1994 was primarily due to a larger short-term incentive award made pursuant to the terms of the Senior Executive Officer Annual Incentive Compensation Plan, approved by the shareholders of the Corporation in 1994. Performance factors under the provisions of the Plan were heavily weighted for profit from operations of the U.S. Steel Group and the Marathon Group. In 1994, profit from operations increased 23% for the U.S. Steel Group and over 31% for the Marathon Group. Smaller incentive awards were generated by other performance factors, including steel shipment levels, increases in Marathon production rates for crude oil and natural gas, refined product sales levels and retail margins on refined products. Stock option awards were unchanged from the 1993 level, and restricted stock was granted in accordance with the procedure described above. During 1994, the Committee recommended and the Board of Directors approved a salary increase of 3.2% to maintain the CEO's salary level near the midpoint of the salary range.

                                              John F. McGillicuddy
                                              James A. D. Geier
                                              Charles R. Lee
                                              Paul E. Lego
                                              Seth E. Schofield

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below are line graphs comparing the yearly change in cumulative total stockholder return for each class of USX's common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Domestic Integrated Oil Index, a Steel Index and a Gas Index as defined in footnotes (3) to the graphs:

   COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN USX COMMON STOCK
           ON DECEMBER 31, 1989 VS. S&P 500 AND COMPETITOR INDEXES(1)

                                                                 S&P DOMESTIC
      MEASUREMENT PERIOD          USX COMMON                      INTEGRATED      STEEL INDEX
    (FISCAL YEAR COVERED)          STOCK (2)     S&P 500 INDEX     OIL INDEX          (3)
1989                             100             100             100             100
1990                              89              97              95              72
1991                              92             126              89              69
1992                              77             136              91              78
1993                              83             150              95              97
1994                              81             152             100              93

- ---------

(1) Total return assumes reinvestment of dividends. Cumulative returns are measured for the period December 31, 1989 through December 31, 1994, with the value of each index set to $100 on December 31, 1989.

(2) On May 6, 1991, USX recapitalized its former single class of common stock by redesignating it as Marathon Stock and distributing to each holder one-fifth share of Steel Stock for each share of USX common stock held by such holder. Consequently, for the period beginning May 7, 1991, the line depicting the return on USX common stock reflects a composite return on the Marathon Stock held and the Steel Stock distributed.

(3) Steel Index consists of the common stocks of Armco Inc., Bethlehem Steel Corporation and Inland Steel Industries for the period December 31, 1989 through December 31, 1993 and Bethlehem Steel Corporation and Inland Steel Industries for the period January 1, 1994 through December 31, 1994. Armco Inc. underwent a restructuring in April 1994 whereby its carbon steel operations were placed in a separately traded company, AK Steel Corporation, rendering continuing comparison with Armco Inc. meaningless.

    COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN MARATHON STOCK
      ON MAY 7, 1991 VS. S&P 500 AND S&P DOMESTIC INTEGRATED OIL INDEX(1)

                                 USX- MARATHON   S&P DOMESTIC
      MEASUREMENT PERIOD         GROUP COMMON     INTEGRATED        S&P 500
    (FISCAL YEAR COVERED)          STOCK (2)       OIL INDEX         INDEX
MAY 7, 1991                      100             100             100
1991                              92              88             114
1992                              69              90             122
1993                              68              95             135
1994                              71             100             136

- ---------

(1) Total return assumes reinvestment of dividends. Cumulative returns are measured for the period May 7, 1991 through December 31, 1994, with the value of each index set to $100 on May 7, 1991, the date of initial issuance of Marathon Stock, as noted in footnote (2).

(2) On May 6, 1991, USX recapitalized its former single class of common stock by redesignating it as Marathon Stock and distributing Steel Stock. The above graph depicts the cumulative return since May 7, 1991 on $100 invested on that date in Marathon Stock.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN STEEL STOCK ON MAY 7, 1991 VS. S&P 500 AND STEEL INDEX(1)

                                   USX-U.S.
                                  STEEL GROUP
      MEASUREMENT PERIOD         COMMON STOCK     STEEL INDEX
    (FISCAL YEAR COVERED)             (2)             (3)        S&P 500 INDEX
MAY 7, 1991                        100             100             100
1991                               125             105             114
1992                               161             119             122
1993                               210             147             135
1994                               177             141             136

- ---------

(1) Total return assumes reinvestment of dividends. Cumulative returns are measured for the period May 7, 1991 through December 31, 1994, with the value of each index set to $100 on May 7, 1991, the date of initial issuance of Steel Stock, as noted in footnote (2).

(2) On May 6, 1991, USX recapitalized its former single class of common stock by redesignating it as Marathon Stock and distributing Steel Stock. The above graph depicts the cumulative return since May 7, 1991 on $100 invested on that date in Steel Stock.

(3) Steel Index consists of the common stocks of Armco Inc., Bethlehem Steel Corporation and Inland Steel Industries for the period May 7, 1991 through December 31, 1993 and Bethlehem Steel Corporation and Inland Steel Industries for the period January 1, 1994 through December 31, 1994. Armco Inc. underwent a restructuring in April 1994 whereby its carbon steel operations were placed in a separately traded public company, AK Steel Corporation, rendering continuing comparison with Armco Inc. meaningless.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN DELHI STOCK ON OCTOBER 2, 1992 VS. S&P 500 AND GAS INDEX(1)

                                   USX-DELHI
      MEASUREMENT PERIOD         GROUP COMMON
    (FISCAL YEAR COVERED)          STOCK (2)     S&P 500 INDEX   GAS INDEX (3)
OCTOBER 2, 1992                    100             100             100
1992                               104             105              90
1993                                99             116             119
1994                                65             117              87

- ---------

(1) Total return assumes reinvestment of dividends and that the value of each index was $100 on October 2, 1992.

(2) The Delhi Stock was first issued on October 2, 1992, and accordingly total return is measured from the closing price on October 2, 1992 through December 31, 1994.

(3) Gas Index consists of the common stocks of American Oil and Gas Corporation, Associated Natural Gas Corporation, Tejas Gas Corporation and Western Gas Resources, Inc. for the period October 2, 1992 through December 31, 1993 and Tejas Gas Corporation and Western Gas Resources, Inc. for the period January 1, 1994 through December 31, 1994. American Oil and Gas Corporation and Associated Natural Gas Corporation were acquired by other companies in 1994, rendering continuing meaningful comparison with them impossible.

                                  TRANSACTIONS

    In the regular course of its business since January 1, 1994, USX and its subsidiaries have had transactions with corporations of which certain non-employee directors are executive officers. Such transactions were in the ordinary course of business and at competitive prices and terms. USX does not consider any such director to have a material interest in any such transaction. USX anticipates that similar transactions will occur in 1995.

                                PENSION BENEFITS

    The United States Steel Corporation Plan for Employee Pension Benefits ("USX Pension Plan") is comprised of two defined benefits: the first, based on final earnings and the second, on career earnings. Directors who have not been employees of USX will not receive any benefits under the USX Pension Plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances), for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 1995, Messrs. Corry, Usher and Hernandez have 35, 29 and 26 credited years of service, respectively.

                           TABLE OF PENSION BENEFITS

                        FINAL EARNINGS PENSION BENEFITS
- --------------------------------------------------------------------------------

         Average Annual Eligible
          Earnings for Highest
            Five Consecutive
            Years in Ten-Year                               Annual Benefits for Years of Service
            Period Preceding                --------------------------------------------------------------------
               Retirement                   15 Years    20 Years    25 Years    30 Years    35 Years    40 Years
         -----------------------            --------    --------    --------    --------    --------    --------
              $  100,000                    $ 17,325    $ 23,100    $ 28,875    $ 34,650    $ 40,950    $ 47,250
                 300,000                      51,975      69,300      86,625     103,950     122,850     141,750
                 500,000                      86,625     115,500     144,375     173,250     204,750     236,250
                 700,000                     121,275     161,700     202,125     242,550     286,650     330,750
                 900,000                     155,925     207,900     259,875     311,850     368,550     425,250
               1,100,000                     190,575     254,100     317,625     381,150     450,450     519,750
               1,300,000                     225,225     300,300     375,375     450,450     532,350     614,250

    Annual career earnings pension benefits are equal to 1% of total career eligible earnings plus a 30% supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $131,348 for Mr. Corry, $151,934 for Mr. Usher and $136,190 for Mr. Hernandez. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays and do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits, but, as provided by the USX Pension Plan, the final earnings pension is subject to offset for a pension provided outside the USX Pension Plan from a fund to which USX has contributed and for payments made by USX pursuant to workers' compensation, or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the Plan.

    In addition to the pension benefit described above, members of USX executive management, which includes all of the executive officers named in the Summary Compensation Table, except Mr. Beghini and Mr. Frank, are entitled to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan upon retirement after age 60 or before age 60 with USX's consent:

                         SUPPLEMENTAL PENSION BENEFITS
- --------------------------------------------------------------------------------

          Average Annual Bonus
            for Three Highest
            Years in Ten-Year                               Annual Benefits for Years of Service
            Period Preceding                --------------------------------------------------------------------
               Retirement                   15 Years    20 Years    25 Years    30 Years    35 Years    40 Years
- -----------------------------------------   --------    --------    --------    --------    --------    --------
              $  100,000                    $ 23,100    $ 30,800    $ 38,500    $ 46,200    $ 53,900    $ 61,600
                 300,000                      69,300      92,400     115,500     138,600     161,700     184,800
                 500,000                     115,500     154,000     192,500     231,000     269,500     308,000
                 700,000                     161,700     215,600     269,500     323,400     377,300     431,200
                 900,000                     207,900     277,200     346,500     415,800     485,100     554,400
               1,100,000                     254,100     338,800     423,500     508,200     592,900     677,600
               1,300,000                     300,300     400,400     500,500     600,600     700,700     800,800

    The Marathon Oil Company Retirement Plan (the "Marathon Plan") provides benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with representative years of service. The table is based on a formula of a specified percentage (dependent on years of participation in the plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.

         Final Average Earnings
            for Highest Three
            Consecutive Years                      Annual Benefits for Years of Participation in the Plan
           in Ten-Year Period               --------------------------------------------------------------------
          Preceding Retirement              15 Years    20 Years    25 Years    30 Years    35 Years    40 Years
- -----------------------------------------   --------    --------    --------    --------    --------    --------
              $  100,000                    $ 21,122    $ 28,163    $ 35,204    $ 42,245    $ 49,286    $ 52,806
                 300,000                      69,122      92,163     115,204     138,245     161,286     172,806
                 500,000                     117,122     156,163     195,204     234,245     273,286     292,806
                 700,000                     165,122     220,163     275,204     330,245     385,286     412,806
                 900,000                     213,122     284,163     355,204     426,245     497,286     532,806
               1,100,000                     261,122     348,163     435,204     522,245     609,286     652,806
               1,300,000                     309,122     412,163     515,204     618,245     721,286     772,806

    Earnings covered by the Marathon Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon Plan. As of January 31, 1995, Mr. Beghini and Mr. Frank each had 37 years of credited participation.

    Mr. Beghini and Mr. Frank are also eligible for additional benefits under a provision of a non-qualified retirement plan that relate to the bonuses earned in the last ten years. These additional benefits are based upon the difference between (i) the sum of the three highest bonuses paid to them during the final ten years of their employment, and (ii) the sum of the three bonuses included under the definition of final average earnings used in the Marathon Plan. It is estimated that Mr. Beghini and Mr. Frank will be entitled to receive annual benefits of $76,008 and $30,348, respectively, beginning at age 65 attributable to these additional benefits.

    In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended, pension benefits will be paid directly by USX or by Marathon, when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

              EMPLOYMENT CONTRACTS/CHANGE IN CONTROL ARRANGEMENTS

    In order to encourage key officers to continue their dedication to their assigned duties in the face of potentially disturbing circumstances arising from the possibility of a change of control USX, USX has entered into agreements with each of the executive officers named in the Summary Compensation Table, except Mr. Frank, which provide that in the event of termination of employment under certain circumstances following a change in control (as defined in the agreement) the officer will be entitled to certain severance benefits. These severance benefits (except in the case of Mr. Usher) are (i) a cash payment of up to three times the sum of the officer's current salary plus the highest annual bonus paid to the officer in the three years immediately preceding the date of termination under USX's Senior Executive Officer Annual Incentive Compensation Plan, Annual Incentive Compensation Plan or the Marathon Bonus Plan, whichever is applicable; (ii) a cash payment in settlement of outstanding options under USX's Stock Option Incentive Plans; (iii) life, disability, accident and health insurance benefits for a 24-month period after termination;
(iv) a cash
payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under the pension and welfare benefit plans of USX or Marathon, whichever is applicable, and those which would be payable if the officer had retired as of the date of termination under conditions entitling a retiree under similar circumstances to the highest benefits available under such pension and welfare plans and the officer had been absent due to layoff for a one-year period ending on the date of termination; (v) a cash payment equal to the difference between amounts receivable under the applicable USX or Marathon Savings Fund Plan or Thrift Plan and amounts which would have been received if the officer's savings had been fully vested and (vi) a cash payment of the amount necessary to insure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under Section 4999 of the Code. With respect to Mr. Usher, the agreement provides for a cash payment determined by multiplying his total full years of service with USX times two weeks of his base salary, together with items (iv), (v) and (vi) as set forth previously. Each of the agreements is subject to automatic annual extension unless prior notice is given by USX that it does not wish to extend the agreement, provided that in any event the agreement continues for two years following a "change in control." The circumstances which occasion payment of these severance benefits are, in the case of Mr. Corry, termination by him for any reason or by USX other than for cause (as defined in the agreement) at any time following a "change in control;" and in the case of Messrs. Beghini, Hernandez and Usher, termination by the officer for "good reason" or by USX other than for "cause" at any time following a "change in control." All the agreements provide that severance benefits are not payable if termination is due to death, disability or retirement on or after attaining age 65. A "change in control" is defined as a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not USX is then subject to such reporting requirement; provided that such a change in control shall be deemed to have occurred if (A) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of USX representing twenty percent or more of the combined voting power of USX's then outstanding securities; (B) during any period of two consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by USX's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "continuing directors"); or (C) the shareholders of USX approve a merger or consolidation of USX with any other corporation, other than a merger or consolidation which would result in the voting securities of USX outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of USX or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if prior to the merger or consolidation the Board adopts a resolution that is approved by a majority of the continuing directors providing that such a merger or consolidation shall not constitute a "change in control" of USX then such merger or consolidation shall not constitute a "change in control" of USX), the shareholders of USX approve a plan of complete liquidation of USX, or USX enters into an agreement for the sale or other disposition of all or substantially all of USX's assets or USX otherwise disposes of such assets.

                             STOCKHOLDER PROPOSALS

    Proposals of security holders intended to be presented at the 1996 annual meeting of stockholders must be received no later than November 11, 1995 for inclusion in the proxy statement and proxy for that meeting.

    In addition, the By-Laws provide that only such business as is properly brought before the annual meeting will be conducted. For business (other than the election of directors) to be properly brought before the meeting by a stockholder, the By-Laws require that notice be received by the Secretary at least 60, but not more than 90, days prior to the meeting and that such notice provide certain information regarding the business desired to be brought before the annual meeting and about the stockholder giving the notice.

                             SOLICITATION STATEMENT

    The cost of this solicitation of proxies will be borne by USX. In addition to soliciting proxies by mail, directors, officers and employees of USX, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock held of record by such persons and USX will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                             By order of the Board of Directors,

                                                      DAN D. SANDMAN,
                                                                   Secretary

Dated, March 10, 1995

              USX Corporation
              600 Grant Street, Pittsburgh, PA 15219-4776

              You are cordially invited to attend the annual meeting on April 25, 1995.

              The Meeting will be held in the Grand Ballroom of The Harvey
              Hotel Downtown, 400 North Oliver Street, Dallas, Texas at
              10:00 A.M. Central Daylight Saving Time.
  [LOGO]
              The use of attendance cards expedites registration of stockholders at the annual meeting and is helpful to us in making arrangements for the Meeting. If you do plan to attend, please mark the box provided on the proxy so that an attendance card may be sent to you. You need not sign the proxy to request an attendance card if you wish to withhold your vote. You may also obtain an attendance card by writing to the Secretary at the above address.

              The use of an attendance card, of course, is for our mutual convenience, and the right of a stockholder to attend without an attendance card, upon identification, is not affected.

              Dan D. Sandman
              Secretary

              PLEASE SIGN AND RETURN THIS 1995 PROXY IN ACCOMPANYING ENVELOPE
  -----------------------------------------------------------------------------

The undersigned hereby appoints Charles A. Corry, Victor G. Beghini, Robert M. Hernandez and Thomas J. Usher, or any of them, proxies to vote as herein stated on behalf of the undersigned at the annual meeting of stockholders of USX Corporation on
April 25, 1995 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

                         Proposals of the Board of Directors-The directors recommend a vote "FOR"
Proposal No. 1-Election of directors-Nominees:  Victor G. Beghini, James A. D. Geier, Charles R. Lee, Ray Marshall and
               Thomas J. Usher

                                                        FOR all nominees     -[ ]          WITHHOLD AUTHORITY -[ ]
                                                        (except as indicated)              to vote for all nominees

                   (To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2-Election of Price Waterhouse as independent accountants                  FOR-[ ]       AGAINST-[ ]       ABSTAIN-[ ]
- -----------------------------------------------------------------------------------------------------------------------------------

                                                       [ ] Attendance Card Requested

                                                       Dated _____________________________________________ 1995
                                                       ________________________________________________________
                   SPECIMEN                            ________________________________________________________
                                                       Signature or Signatures. Please sign exactly as name appears hereon, including representative capacity where applicable. Joint owners should both sign.

                                                       This proxy is solicited by the Board of Directors and represents your holdings of USX-Delhi Group Common Stock. Unless otherwise marked, proxies are to vote FOR Proposals 1 and 2 and in their discretion upon all other matters properly brought before the Meeting, and any adjournment or postponement thereof.


              USX Corporation
              600 Grant Street, Pittsburgh, PA 15219-4776

              You are cordially invited to attend the annual meeting on April 25, 1995.

              The Meeting will be held in the Grand Ballroom of The Harvey
              Hotel Downtown, 400 North Oliver Street, Dallas, Texas at
              10:00 A.M. Central Daylight Saving Time.
  [LOGO]
              The use of attendance cards expedites registration of stockholders at the annual meeting and is helpful to us in making arrangements for the Meeting. If you do plan to attend, please mark the box provided on the proxy so that an attendance card may be sent to you. You need not sign the proxy to request an attendance card if you wish to withhold your vote. You may also obtain an attendance card by writing to the Secretary at the above address.

              The use of an attendance card, of course, is for our mutual convenience, and the right of a stockholder to attend without an attendance card, upon identification, is not affected.

              Dan D. Sandman
              Secretary

              PLEASE SIGN AND RETURN THIS 1995 PROXY IN ACCOMPANYING ENVELOPE
  -----------------------------------------------------------------------------

The undersigned hereby appoints Charles A. Corry, Victor G. Beghini, Robert M. Hernandez and Thomas J. Usher, or any of them, proxies to vote as herein stated on behalf of the undersigned at the annual meeting of stockholders of USX Corporation on
April 25, 1995 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

                         Proposals of the Board of Directors-The directors recommend a vote "FOR"
Proposal No. 1-Election of directors-Nominees:  Victor G. Beghini, James A. D. Geier, Charles R. Lee, Ray Marshall and
               Thomas J. Usher

                                                        FOR all nominees     -[ ]          WITHHOLD AUTHORITY -[ ]
                                                        (except as indicated)              to vote for all nominees

                   (To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2-Election of Price Waterhouse LLP as independent accountants              FOR-[ ]       AGAINST-[ ]       ABSTAIN-[ ]
- -----------------------------------------------------------------------------------------------------------------------------------

                                                       [ ] Attendance Card Requested

                                                       Dated _____________________________________________ 1995
                                                       ________________________________________________________
                   SPECIMEN                            ________________________________________________________
                                                       Signature or Signatures. Please sign exactly as name appears hereon, including representative capacity where applicable. Joint owners should both sign.

                                                       This proxy is solicited by the Board of Directors and represents your holdings of USX-Marathon Group Common Stock and/or USX-U.S. Steel Group
                                                       Common Stock. Unless otherwise marked, proxies are to vote FOR
                                                       Proposals 1 and 2 and in their discretion upon all other matters properly brought before the Meeting, and any adjournment or postponement thereof.
